Exhibit 99.1

Silver Spring Networks Expands Executive Team With New Chief Operating Officer, Ayse Ildeniz

San Jose, CA – July 18, 2016 – Silver Spring Networks, Inc. (NYSE: SSNI) today announced the expansion of its executive team with the appointment of Ayse Ildeniz as Chief Operating Officer (COO), a new position within the company. The addition of a COO role is designed to extend Silver Spring’s position as a leader in the smart grid and smart city markets and accelerate its growth. The global sales, marketing, manufacturing, product management and global delivery functions will now report to Ildeniz.

“I am excited to welcome Ayse to the Silver Spring Networks team. Her experience in building new business categories and managing diverse international markets will prove invaluable as we aim to bolster existing customer relationships in the smart grid and smart city arenas, and build new opportunities in the IoT space,” said Mike Bell, President and CEO, Silver Spring Networks. “Our team has done exceptional ground work in delivering over 23.6 million enabled devices, and we believe that we are optimized for the next wave of IoT connectivity.”

“I am truly energized and passionate about changing the world through technology,” said Ms. Ildeniz. “Silver Spring meets this vision backed by solid fundamentals, and a proven track record with great innovation and engineering capabilities. In addition to the impressive scale, quality and depth of its programs in the energy and public sector on five continents, I am thrilled to join Silver Spring Networks in helping drive forward a new IoT economy.”

Ildeniz brings over 20 years of international executive management experience focused on sales, product management, marketing and new business category and creation. Most recently, she served as the vice president of the New Devices Group and general manager of strategy and business development for Intel, where she helped the company break ground into new IoT device categories. Prior, she held a variety of leadership roles for Intel including as the regional director for Middle East, Turkey and Africa, a region consisting of 67 countries.

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About Silver Spring Networks

Silver Spring Networks is a leading networking platform and solutions provider for smart energy networks. Silver Spring’s pioneering IPv6 networking platform, with over 23.6 million Silver Spring enabled devices delivered, is connecting utilities to homes and businesses throughout the world with the goal of achieving greater energy efficiency for the planet. Silver Spring’s innovative solutions enable utilities to gain operational efficiencies, improve grid reliability, and empower consumers to monitor and manage energy consumption. Silver Spring Networks’ customers include major utilities around the globe such as Baltimore Gas & Electric, CitiPower & Powercor, Commonwealth Edison, Consolidated Edison, CPS Energy, Florida Power & Light, Jemena Electricity Networks Limited, Pacific Gas & Electric, Pepco Holdings, Progress Energy, and Singapore Power, among others. To learn more, please visit www.silverspringnet.com.

Contact

Mark McKechnie

Investor Relations

Silver Spring Networks

669-770-4664

mmckechnie@ssni.com

Amy Cook

Global Communications

Silver Spring Networks

669-770-4183

acook@ssni.com

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Forward-Looking Statements

This press release contains forward-looking statements about Silver Spring Networks’ expectations, plans, intentions, and strategies, including, but not limited to statements regarding Silver Spring’s strategy, growth potential, and expansion into new global and adjacent markets. Statements including words such as “anticipate”, “believe”, “estimate”, “expect” or “future” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Silver Spring Networks’ documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Silver Spring Networks as of the date hereof. Silver Spring Networks assumes no obligation to update these forward-looking statements.